Exhibit No. EX-99.p.1

Barrett Associates, Inc.

CODE OF ETHICS

Effective Date: January 1, 2008

TABLE OF CONTENTS
Page
I.	Introduction			1
	A.	Individuals Covered by the Code
	B.	Standards of Business Conduct
	C.	Duty to Report Violations
II.	Certain Fiduciary Duties			2
	A.	Personal Trading
	B.	Confidentiality; Informational Barriers
	C.	Gifts and Business Entertainment
	D.	Outside Business Activities
	E.	Material Non-Public Information Regarding Issuers
	F.	Political Contributions
	G.	Duty to Report Potential Conflicts
III. Compliance with the Code of Ethics				3
	A.	Initial and Annual Acknowledgement, Disclosure and Certification
	B.	Surveillance
	C.	Remedies
	D.	Exceptions to the Code
IV. Defined Terms				4
Policies and Procedures:
		Exhibit A	Personal Securities Transactions	A-1
		Exhibit B	Informational Barriers Policy	B-1
		Exhibit C	Policies and Procedures on Gifts and Entertainment	C-1
		Exhibit D	Policies and Procedures on Inside Information & Insider
			Trading	D-1
		Exhibit E	Acknowledgement of Receipt of Code of Ethics, Personal
			Holdings Report and Annual Certification	E-1
List Appendices

BARRETT ASSOCIATES, INC. CODE OF ETHICS

I.	INTRODUCTION

	A.	Individuals Covered by the Code. This Code applies to all directors, officers, employees and supervised persons of Barrett that are not otherwise subject to another code of ethics adopted pursuant to either Rule 17j-1 under the Investment Company Act or Rule 204a-1 under the Investment Advisers Act (“Covered Persons”).

	B.	Standards of Business Conduct. This Code is based on the principle that Barrett owes a fiduciary duty to its clients, and that all Covered Persons must therefore avoid activities, interests and relationships that might (i) present a conflict of interest or the appearance of a conflict of interest with Barrett’s clients, or (ii) otherwise interfere with the Covered Person’s or Barrett’s ability to make decisions in the best interests of the firm’s clients. In particular, Covered Persons must at all times comply with the following standards of business conduct:

		1.	Compliance with Applicable Law. All Covered Persons must comply with the Federal Securities Laws that apply to the business of Barrett.

		2.	Clients Come First. Covered Persons must scrupulously avoid serving their own personal interests ahead of the interests of Barrett’s clients. A Covered Person may not induce or cause a client to take action, or not to take action, for the Covered Person's personal benefit, rather than for the benefit of the client.

		3.	Avoid Taking Advantage. Covered Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions, nor may they use their knowledge of client portfolio holdings to engage in short-term or other abusive trading in Reportable Funds.

		4.	Avoid Inappropriate Relationships With Clients and Vendors. In addition, since the receipt of investment opportunities, perquisites, or gifts from persons seeking business with Barrett could call into question the exercise of a Covered Person's independent judgment, all Covered Persons must comply with the provisions of the Code relating to these activities.

		5.	Observe the Spirit of the Code. Doubtful situations should be resolved in favor of Barrett’s clients. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any personal trading or other activities that indicate an abuse of these governing principles.

	C.	Duty to Report Violations. Covered Persons must promptly report all violations of this Code to the Barrett CCO.

II.	CERTAIN FIDUCIARY DUTIES

	A.	Personal Trading. Covered Persons are prohibited from engaging in personal securities transactions that would violate the Standards of Business Conduct set forth in Section I.B above. Without limiting the generality of the foregoing, all Covered Persons are subject to and shall abide by the Barrett Policies and Procedures on Personal Trading Activities attached hereto as Exhibit A.

	B.	Confidentiality; Informational Barriers. Covered Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Barrett’s clients, except to persons whose responsibilities require knowledge of the information. Without limiting the generality of the foregoing, all Covered Persons are subject to and shall abide by the Barrett Informational Barriers Policy attached hereto as Exhibit B.

	C.	Gifts and Business Entertainment. Covered Persons are prohibited from giving or accepting gifts and business entertainment that might (i) present a conflict of interest or the appearance of a conflict of interest with Barrett’s clients, or (ii) otherwise interfere with the Covered Person’s or Barrett’s ability to make decisions in the best interests of the firm’s clients. Without limiting the generality of the foregoing, all Covered Persons are subject to and shall abide by the Barrett Policies and Procedures on Gifts and Entertainment attached hereto as Exhibit C.

	D.	Outside Business Activities. No Covered Person may engage in outside business activities or serve on the board of directors of a publicly-held company without the prior written authorization by the Barrett CCO.

	E.	Material Non-Public Information Regarding Issuers. Covered Persons are prohibited from trading in any Security (or Equivalent Instrument) at a time when the Covered Person possesses material nonpublic information regarding the Security or the issuer of the Security. Without limiting the generality of the foregoing, all Covered Persons are subject to and shall abide by the Barrett Policies and Procedures on Inside Information and Insider Trading attached hereto as Exhibit D.

	F.	Political Contributions. Covered Persons are prohibited from making political contributions for the purpose of obtaining or retaining Barrett or its affiliates as investment advisers. Covered Persons are specifically prohibited from making political contributions to any person who may influence the selection or retention of an investment adviser by a government entity. Covered Persons will be required to certify annually that they have and will comply with this provision.

	G.	Duty to Disclose Potential Conflicts. Covered Persons may not cause or attempt to cause any client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Covered Person. If a Covered Person stands to benefit materially from an investment decision for a client, and the Covered Person is making or participating in the investment decision, then the Covered Person must disclose the potential benefit to those persons with authority to make investment decisions for the client and the Barrett CCO. The person to whom the Covered Person reports the interest, in consultation with the Barrett CCO, must determine whether or not the Covered Person will be restricted in making or participating in the investment decision.

III.	COMPLIANCE WITH THE CODE OF ETHICS

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A.	Acknowledgement of Receipt; Initial and Periodic Disclosure of Personal Holdings; Annual Certification.

	1.	Within ten (10) calendar days of becoming a Covered Person under this Code, each Covered Person must acknowledge that he or she has received and reviewed a copy of the Code, and has disclosed all Securities holdings in which such Covered Person has a Beneficial Interest (as such terms are defined in Exhibit A).

	2.	Thereafter, on an annual basis, each Covered Person shall give the same acknowledgements and, in addition, shall certify that he or she has complied with all applicable provisions of the Code.

	3.	Such acknowledgements and certifications shall be provided using the form of “Acknowledgement of Receipt of Code of Ethics, Personal Holdings Report and Annual Certification” attached hereto as Exhibit E.

B.	Surveillance. The Barrett CCO shall be responsible for maintaining a surveillance program reasonably designed to monitor the activities of all Covered Persons for compliance with the provisions of this Code and for investigating any suspected violation of the Code.

	1.	The Barrett CCO shall report the results of each such investigation to the Barrett Management Committee. The Barrett Management Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code.

	2.	Notwithstanding the foregoing, Barrett hereby delegates to the Legg Mason Legal and Compliance Department responsibility for monitoring the Legg Mason Covered Persons’ compliance with the Legg Mason Code of Ethics and for enforcing the provisions of the Legg Mason Code of Ethics against such Persons.

C.	Remedies

	1.	Authority. The Barrett Management Committee has authority to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. In exercising such authority, the Barrett Management Committee may delegate authority to determine remedies to the Barrett CCO; however, all such determinations will be subject to review and approval by the Barrett Management Committee. Failure to promptly comply with any remedies directive may result in the imposition of additional sanctions.

	2.	Sanctions. If the Barrett Management Committee determines that a Covered Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a verbal warning, a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Security and Exchange Commission, criminal referral, and termination of employment of the violator for cause. The Barrett Management Committee may also require

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the Covered Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. The amount of profit shall be calculated by the Barrett Management Committee. No member of the Barrett Management Committee may review his or her own transaction. The Barrett Management Committee can delegate authority to deal immediately with questions regarding, or violations of, the Code to the Barrett CCO.

	3.	Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to: (i) the Barrett CCO and his/her designees,(ii) the Barrett Management Committee, (iii) the Board of Directors of Barrett, (iv) the Legg Mason Legal and Compliance Department, (v) any party to which any investigation is referred by any of the foregoing, (vi) the Securities and Exchange Commission, (vii) any self-regulatory organization of which Barrett is a member, (viii) any state Security commission, (ix) the board of directors and chief compliance officer(s) of any affected registered mutual fund, and (x) any attorney or agent of the foregoing.

D.	Exceptions to the Code. Although exceptions to the Code will rarely be granted, the Barrett Management Committee may grant exceptions to the requirements of the Code on a case-by-case basis if the Barrett Management Committee finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing. In exercising such authority, the Barrett Management Committee may delegate authority to grant exceptions to the Code to a representative of the Barrett CCO. However, all such determinations will be subject to review and approval by the Barrett Management Committee.

IV. DEFINED TERMS

When used in the Code, the following terms have the meanings set forth below:

“Barrett” means Barrett Associates, Inc.

“Barrett CCO” means the Chief Compliance Officer of Barrett and/or his or her designees.

“Barrett Management Committee” means the group of Barrett executives responsible for developing and implementing policies and procedures which provide that all employees and their activities are reasonably supervised. In addition, the Management Committee is responsible for providing assurance that all employees and their activities are conducted in compliance with applicable laws, regulatory requirements, client restrictions and firm policies.

“Code” means this Code of Ethics, as the same may be amended from time to time.

“Covered Person” means any director, officer, employee or supervised person of Barrett that is covered by this Code in accordance with the provisions of Section I.A hereof. Notwithstanding anything herein to the contrary, the term “Covered Person” does not include any individuals covered under the Legg Mason & Co., LLC Code of Ethics, including, without limitation, (i) the Legg Mason representatives on the Barrett

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Board of Directors, and (ii) any other employees of Legg Mason & Co., LLC who may be considered Barrett “access persons,” as such term is defined in Rule 204a-1 under the Investment Advisers Act (collectively, the “Legg Mason Covered Persons”).

“Federal Securities Laws means the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to Barrett and any Reportable Funds, and any rule adopted there under by the Securities and Exchange Commission or the Department of the Treasury.

“Legg Mason” means Legg Mason, Inc.

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POLICIES AND PROCEDURES

Exhibit A

BARRETT ASSOCIATES, INC. PERSONAL SECURITIES TRANSACTIONS

It is the policy of Barrett Associates, Inc. that all Covered Persons shall avoid any activities in connection with their personal securities trades that conflict with the Standards of Business Conduct set forth in Section I.B of Barrett’s Code of Ethics. Consistent with this governing principle, all Covered Persons are subject to and shall abide by the following policies and procedures (the “Personal Trading Policy”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Barrett Code of Ethics.

I.	Principles Governing Personal Securities Transactions.

	A.	Fraudulent Transactions. In connection with the purchase or sale, directly or indirectly, by a Covered Person of a Security (or Equivalent Security) that is held or to be acquired by a Barrett client, Covered Persons are prohibited from:

		1.	employing any device, scheme or artifice to defraud Barrett’s clients,

		2.	making any untrue statement of a material fact or omitting to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading,

		3.	engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on Barrett’s clients, or

		4.	engaging in any manipulative practice with respect to Barrett’s clients.

	B.	Trading on the Knowledge of Client Transactions. Covered Persons are prohibited from engaging in any transaction in a Security (or an Equivalent Security) on the basis of any information they may be in possession of to the effect that (i) a Barrett investment manager is or may be considering an investment in or sale of such Security on behalf of its clients or (ii) has or may have an open order in such Security on behalf of its clients.

	C.	Market Timing. No Covered Person may use his or her knowledge of the portfolio holdings or investment activities of a Reportable Fund to engage in any short-term or other abusive trading strategy involving such Fund that may conflict with the best interest of the Fund and its shareholders.

	D.	Excessive Trading. Covered Persons are prohibited from engaging in excessive personal trading that may raise concerns that the Covered Person’s energies and interests are not properly aligned with interests of Barrett’s clients.

II.	Pre-Clearance of Personal Securities Transactions.

	A.	Requirement to Pre-Clear. Unless an exemption applies, any Securities Transaction in which a Covered Person has or acquires a Beneficial Interest must be pre-cleared with the Barrett CCO or authorized person in accordance with the following procedures.

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	1.	General Procedures. A request for pre-clearance must be made using the “Pre-Clearance Form” in advance of the contemplated transactions. The “Pre-Clearance Form” attached as Appendix 1 shall be used for this purpose. Each request for pre-clearance shall be reviewed by the Barrett CCO or his/her designee (who may have no personal interest in the subject transaction) for compliance with the provisions of this Code. No order for a Securities Transaction for which pre-clearance authorization is required may be placed before such Securities Transaction has been authorized by the Barrett CCO in accordance with the these procedures.

	2.	Length of Trade Authorization Approval. The authorization provided by the Barrett CCO above is effective until the earlier of (i) the close of business on the trading day on which the authorization is granted, (ii) its revocation by the Barrett CCO, or (iii) the moment the Covered Person learns that the information provided to the Barrett CCO pursuant to these pre-clearance procedures is not accurate.

		a.	If the order for a Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction can be placed.

		b.	If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a good-till-cancelled or a limit order), a new authorization must be obtained before the Securities Transaction may be executed.

	3.	No Explanation Required for Refusals. In some cases, the Barrett CCO may refuse to authorize a Securities Transaction for a reason that is confidential. The Barrett CCO is not required to give an explanation for refusing to authorize any Securities Transaction.

B.	Trading Restrictions. The following Securities Transactions will not be authorized by the Barrett CCO absent exceptional circumstances or unless an exemption applies

	1.	7-Day Blackout.

		a.	Restriction. The Barrett CCO will not approve transactions in a Security (or an Equivalent Security) which, within the most recent seven (7) calendar days, (i) has been added to or deleted from the Firm’s Focus list, (ii) is recoded as a BUY, LIGHTEN or SELL on the Firm’s Focus, or (iii) is being or has been considered for placement on the Focus List.

		b	Exceptions. Notwithstanding the foregoing:

			i.	De-Minimis Trades. A Covered Person may execute a personal securities transaction within the 7-day blackout period if Covered Person’s trade is a De Minimus Trade

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(as defined herein in Section V Defined Terms) and it has been determined that there are no pending client trades in that security.

		ii.	Options on Broad-Based Indices. Any Securities Transaction involving options on certain broad-based indices designated by the Barrett CCO. The broad-based indices designated by the Barrett CCO may be changed from time to time and presently consist of the S&P 500, the S&P 100, NASDAQ 100, Nikkei 300, NYSE Composite, and Wilshire Small Cap indices.

2.	60-Day Minimum Holding Period for Individual Securities.

	a.	Restriction. The Barrett CCO will not approve any sale of a Security (or an Equivalent Security) that is on the Firm’s Focus List in which the Covered Person has a Beneficial Interest within sixty (60) calendar days of a purchase of shares of the same Security (or Equivalent Security) [for the same account].

	b.	Exceptions. The following types of Securities transactions are exempt from the 60-day minimum holding period requirements of this Section II.B.2:

		i.	Managed Accounts. Transactions in Securities held in a Managed Account in connection with which the Covered Person is neither consulted nor advised of the trade before it is executed.

		ii.	Systematic Investment. Purchases or sales of Securities pursuant to an Automatic Investment Plan (as such term is defined herein) without affirmative action on the part of the Covered Person are exempt from being treated as Securities transactions for purposes of applying the 60-day minimum holding period set forth in this Section II.B.2.

		iii..	Hardship Exemption. The Barrett CCO may grant an exception to the 60-Day Holding Period for certain significant life events (e.g., marriage, education, purchase of home, etc.) upon receipt of a written request submitted by the Covered Person.

3.	Short Sales.

	a.	Restriction. The Barrett CCO will not approve any short sales of a Security (or Equivalent Security) if (i) any managed client account has a long position in such Security, or (ii) such Security is listed on any firm focus list.

	b.	Exception. Notwithstanding the foregoing, a short sale “against the box” may be permitted in order for a Covered Person to

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protect a gain and/or as a tax strategy provided that a managed client account is not trading in the same security on the same day. The Barrett CCO has final authority to determine if a short sale is to be authorized.

4.	60-Day Minimum Holding Period for Investments in Barrett-Managed Funds.

	a.	Restriction. The Barrett CCO will not approve any sale of (or exchange out of) shares of a Barrett-Managed Fund in which the Covered Person has a Beneficial Interest within sixty (60) calendar days of a purchase of (or exchange into) shares of the same Barrett-Managed Fund for the same account, including any individual retirement account or 401(k) participant account.

	b.	Exceptions. The following types of transactions in shares of Barrett-Managed Funds are exempt from the 60-day minimum holding period requirements of this Section II.B.4:

		i.	Money Market Funds and Other Short-Term Trading Vehicles. Purchases or redemptions of Barrett-Managed Funds, if any, that are money market funds or that hold themselves out as short-term trading vehicles.

		ii.	Managed Accounts. Transactions in Barrett-Managed Funds held in a Managed Account in connection with which the Covered Person is neither consulted nor advised of the trade before it is executed.

		iii.	Systematic Investment. Purchases or sales of shares of a Barrett-Managed Fund pursuant to an Automatic Investment Plan (as such term is defined herein) without affirmative action on the part of the Covered Person are exempt from being treated as Securities transactions for purposes of applying the 60-day minimum holding period set forth in this Section II.B.4.

		iv.	Non-Material 401(k) Account Reallocations. Reallocations of a Covered Person’s current holdings in his or her 401(k) participant account as long as this reallocation does not materially alter (by more than $5,000) the portion of the account that is invested in a particular Barrett-Managed Fund.

		v..	Hardship Exemption. The Barrett CCO may grant an exception to the 60-Day Holding Period for certain significant life events (e.g., marriage, education, purchase of home, etc.) upon receipt of a written request submitted by the Covered Person.

5.	Legg Mason, Inc. Stock. The Barrett CCO will not approve any

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transaction in Legg Mason Stock (or an Equivalent Instrument) that is not in compliance with the “Legg Mason, Inc. Policies and Procedures Regarding Acquisitions and Dispositions of Legg Mason Securities,” as the same may be amended from time to time. A copy of this policy is available on the Legg Mason Legal and Compliance website.

	6.	Other Prohibited Transactions. The Barrett CCO may also disapprove any other form of personal trading activity that, in the Barrett CCO’s discretion, (i) may impact the ability of the Covered Person to carry out his or her assigned duties, (ii) may increase the possibility of any actual or apparent conflict of interest, or (iii) would otherwise appear to be inconsistent with the standards of business conduct and fiduciary duties embodied in this Code.

C.	Exemptions. Notwithstanding the foregoing, the following types of Securities Transactions are exempt from the pre-clearance requirements of this Section II:

	1.	Non-Reportable Funds . Any purchase or sale of a Security issued by (i) any registered open-end investment company (including College Savings Plans established under Section 529(a) of the Internal Revenue Code known as “Section 529 Plans”) that is not a Reportable Fund.

	2.	Managed Accounts and Mutual Fund-Only Accounts. Securities Transactions in a Managed Account or Mutual Fund-Only Accounts, as such terms are defined herein in Section V Defined Terms.

	3.	Certain Corporate Actions. Any acquisition or disposition of Securities pursuant to the following types of corporate actions:

		a.	Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities.

		b.	Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue.

		c.	Any disposition of a Security through a tender offer, mandatory call or other corporate action equally available to all holders of such Security (or class of Security).

	4.	Automatic Investment Plans. Any Securities Transaction pursuant to an Automatic Investment Plan, as defined herein, or similar arrangement approved by the Barrett CCO.

	5.	Options-Related Activity. Any acquisition or disposition of a security in connection with an option-related Securities Transaction that has been previously approved pursuant to the Code. For example, if a Covered Person receives approval to write a covered call, and the call is later

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exercised, the pre-clearance requirements and trading restrictions of this Code are not applicable to the sale of the underlying security.

6. Other Exempt Securities Transactions. Any Securities Transaction involving the following types of Security:

a. direct obligations of the Government of the United States;

b. bankers acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

c. such other Securities as may from time to time be designated in writing by the Barrett CCO on the ground that the risk of abuse is minimal or non-existent.

III.	Pre-Approval of Investments in Initial Public Offerings and Private Placements.

A.	Notwithstanding anything herein to the contrary, Covered Persons are prohibited from acquiring a
Beneficial Interest in a Security through an Initial Public Offering (other than a new offering of securities issued by a registered open-end investment company) or Private Placement
(including, without limitation, investments in hedge funds) without the prior written approval of the Barrett CCO.

	B.	Requests for such approval shall be submitted to the Barrett CCO using the Request for Approval Form attached hereto as Appendix 2.

IV.	Reporting Requirements.

A.	Duplicate Periodic Statements and Confirms. Except as provided in Sub-Section B below, a Covered
Person must arrange for the Barrett CCO to receive directly from any broker-dealer, bank or other financial intermediary that effects any Securities Transaction in which the Covered Person has or acquires a Beneficial Interest, duplicate copies of each confirmation for each such transaction and periodic statements for each account in which such Covered Person has a Beneficial Interest.
Attached as Appendix 3 is a form letter that may be used to request such documents from such entities.

1. Securities Transaction reports must be provided to the Barrett CCO no later than 10 days after the close of each calendar quarter.

2. If a Covered Person is not able to arrange for duplicate confirmations and periodic statements to be sent, the Covered Person must cease trading in the affected Security account and immediately notify the Barrett CCO

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B.	Exemptions for Managed and Mutual Fund-Only Accounts. Notwithstanding the foregoing, Covered
Persons will not be required to arrange for the delivery of duplicate confirmation and periodic statements for any Mutual Fund-Only and Managed Accounts in which a Covered Person has a
Beneficial Interest,

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provided that:

1. for each such Managed Accounts or Mutual Fund-Only Account in which he/she has a Beneficial Interest, a Covered Person must complete a certification in the forms attached hereto as Appendixes 4 or 5, respectively, and

2. the Barrett CCO may request that the Covered Person provide copies of any confirmation or periodic statements with respect to such accounts at any time at his/her discretion.

C. New Reportable Accounts. If a Covered Person opens a new reportable account that has not been previously disclosed, the Covered Person must immediately notify the Barrett CCO in writing of the existence of the account and make arrangements to comply with the requirements set forth herein.

D. Disclaimers. Any report of a Securities Transaction for the benefit of a person other than the Covered Person making such report may contain a statement to the effect that the report should not be construed as an admission for tax or any other purposes by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

V.	Defined Terms.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation or a similar arrangement approved by the Compliance Department. An Automatic Investment Plan includes a Dividend Reinvestment Plan.

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Security.

A Covered Person is deemed to have a Beneficial Interest in the following:

(1) any Security owned individually by the Covered Person;

(2) any Security owned jointly by the Covered Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

(3) any Security in which a member of the Covered Person's Immediate Family has a Beneficial Interest if:

a. the Security is held in an account over which the Covered Person has decision making authority (for example, the Covered Person acts as trustee, executor, or guardian); or

b. the Security is held in an account for which the Covered Person acts as a broker or investment adviser representative.

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A Covered Person is presumed to have a Beneficial Interest in any Security in which a member of the Covered Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Covered Person.

Any uncertainty as to whether a Covered Person has a Beneficial Interest in a Security should be brought to the attention of the Barrett CCO. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of “beneficial owner” found in Rules 16a-1(a) (2) and (5) promulgated under the Exchange Act.

“De Minimus Trade” means:

(1)	Equity Securities. Any equity Security Transaction if the issuer of the Security is listed on a recognized stock exchange or has a market capitalization in excess of $5 billion.

(2)	Fixed-Income Securities. Any fixed income Security Transaction or series of related transactions involving $300,000 principal amount or less in the aggregate.

“Equivalent Security” means any security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on Securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

“Immediate Family” of a Covered Person means any of the following persons:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
stepparent	father-in-law

Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that the Barrett CCO determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety, which this Code is intended to prevent.

“Initial Public Offering” means an offering of Securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

“Managed Account” means an account where a Covered Person has no knowledge of the transaction before it is completed (for example, transactions effected for a Covered Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Covered Person, in connection with which the Covered Person is neither consulted nor advised of the trade before it is executed).

“Mutual Fund-Only Account” means a Securities account or account held directly with a mutual fund that holds only non-Reportable Funds and in which no other type of Securities may be held. For purposes of this Code, a Mutual Fund-Only Account

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includes a 529 plan account that holds only non-Reportable Funds and in which no other type of Securities may be held.

“Private Placement” means an offering of Securities that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act, or pursuant to Rules 504, 505 or 506 of Regulation D under the Securities Act.

“Reportable Fund” means (a) any fund registered under the Investment Company Act for which a Legg Mason serves as an investment adviser, or (b) any fund registered under the Investment Company Act whose investment adviser or principal underwriter is controlled by or under common control with Legg Mason. For purposes of this definition, “investment adviser” has the same meaning as it does in section 2(a)(20) of the Investment Company Act, and “control” has the same meaning as it does in Section 2(a)(19) of the Investment Company Act. A “Barrett-Managed Fund” is a Reportable Fund that is managed or sub-advised by Barrett, including, without limitation, the Barrett Funds, the Barrett Opportunity Fund and the Legg Mason Partners Financial Services Fund.

“Securities Transaction” means the purchase, sale, redemption or other transaction in a Security in which a Covered Person has or acquires a Beneficial Interest.

“Security” includes any instrument that may be considered a security for purposes of the Federal Securities Laws, stocks, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), bank loans, limited partnership interests, investment contracts, or investment company shares. The term “Security” also includes any derivative instruments on any the foregoing, such as electronically traded funds (ETF), futures, swaps, options and warrants, whether or not such instrument might be considered a “security” for purposes of the Federal Securities Laws.

“Selling Short Against the Box” is a short sale of a security which the seller does own but does not want to close out his/her position in for tax or other reasons.

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Appendix 1

BARRETT ASSOCIATES, INC. PRE-CLEARANCE FORM

Covered Persons must complete this Pre-Clearance Form prior to engaging in any personal securities transaction (unless exempted by the Barrett Policies and Procedures on Personal Securities Transactions (the “Personal Trading Policy”). All capitalized terms used herein have the same meaning as defined in the Personal Trading Policy.

1.	Name of Covered Person: _____________________________________________________________ ..

2.	Account Title: __________________________________________________ ..

3.	Name of Security: _______________________________________________ ..

4.	Maximum number of shares or units to be purchased or sold, or amount of bond: __________________________________.

5.	Name and phone number of broker to effect transaction:
____________________________________________________.
6.	Check applicable boxes: Purchase ☐	Sale ☐	Market Order ☐	Limit Order ☐

7.	In connection with the proposed transaction described herein, I hereby make the following representations and warranties (check all that apply):

	a.	All Transactions:

		¨	In connection with the proposed transaction described herein, I am not:

			1.	employing any device, scheme or artifice to defraud Barrett’s clients,

			2.	making any untrue statement of a material fact or omitting to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading,

			3.	engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on Barrett’s clients, or

			4.	engaging in any manipulative practice with respect to Barrett’s clients.

		¨	In connection with the proposed transaction described herein, I am not in possession of any information to the effect that (i) a Barrett investment manager is or may be considering an investment in or sale of such Security on behalf of its clients or (ii) has or may have an open order in such Security on behalf of its clients.

		¨	I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

b.	Mutual Fund Transactions Only:

	¨	In connection with the proposed transaction described herein, I am not using any knowledge I may have of the portfolio holdings or investment activities of a Reportable Fund to engage in any short-term or other abusive trading strategy involving such Fund that may conflict with the best interest of the Fund and its shareholders.

	¨	If the proposed transaction involves a Barrett Managed Fund,[1] the proposed transaction described herein does not involve any sale of (or exchange out of) shares of the Barrett-Managed Fund within sixty (60) calendar days of a purchase of (or exchange into) shares of the same Barrett-Managed Fund for the same account unless an exemption under the Personal Trading Policy applies.

c.	IPOs and Private Placements Only:

	¨	In connection with the proposed transaction described herein a request for approval (Appendix 2) has been submitted to the Barrett CCO and is attached hereto.

Representation and Signature

By executing this form, I represent that the information that I have provided herein is true and accurate to the best of my belief. I understand that pre-clearance will only be in effect until the earlier of (i) the close of business on the trading day on which the authorization is granted, (ii) its revocation by the Barrett CCO, or (iii) the moment I learn that the information provided to the Barrett CCO in this Pre-Clearance Form is not accurate.

________________________ Employee Name (please print)	_____________________ Employee Signature	____________ Date

Disposition of Pre-clearance
Request

Approved _________________
	______________________	___________	_______
Denied ___________________	Authorized Signatory	Date	Time

___________________________________

1 Currently, the Barrett-Managed Funds are Barrett Growth Fund, Barrett Opportunity Fund and the Legg Mason Partners Financial Services Fund.

Appendix 2

     REQUEST FOR APPROVAL TO INVEST IN AN INITIAL PUBLIC OFFERING OR A PRIVATE PLACEMENT

Pursuant to Section III of the Barrett Associates , Inc. Polices and Procedures on Personal Securities Transactions (the “Personal Trading Policy”), I hereby request that the Barrett CCO grant approval to acquire a Beneficial Interest in the following Reportable Security(ies) through an Initial Public Offering or Private Placement:

Reportable Security Name(s)

__________________________________________________________

__________________________________________________________

Instructions:

  Please attach a copy of the applicable prospectus, private placement memorandum or other relevant offering document
2.	In making this request of the Barrett CCO, I hereby certify to the following:

	a.	To the best of my knowledge, if approved, my purchase will not misappropriate an investment opportunity that was or should have been first offered to any clients of Barrett;

	b.	I am not receiving a personal benefit, in the form of this opportunity to invest in this Initial Public Offering or Private Placement, for directing client business or brokerage for Barrett, or by virtue of my position as an employee of Barrett; and

	c.	I am not aware that Barrett intents to purchase on behalf of its clients the above- named Reportable Security in the same Initial Public Offering or Private Placement as the one in which I am investing.

3.	I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.

__________________________ __________________________ ______________________ Employee Name (please print) Employee Signature Date

Disposition of Pre-clearance Request

Approved ______________
	____________________	____________	_______
Denied _________________	Authorized Officer	Date	Time

Appendix 3

FORM LETTER TO REQUEST DUPLICATE CONFIRMATIONS AND PERIODIC STATEMENTS FROM FINANCIAL INTERMEDIARIES

[Date]

[Name] [Address]

Subject: Account #

Dear __________________:

     My employer, Barrett Associates, Inc. is an investment adviser that is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Pursuant to my employer’s Code of Ethics and Rule 204a-1 under the Advisers Act, please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account directly to:

(Name and Address of Individual Responsible

for Reviewing Periodic Holdings and Transaction Reports)

     Thank you for your cooperation. If you have any questions, please contact me or [Name of Individual Responsible for Reviewing Periodic Holdings and Transaction Reports] at
_______________________________.

Sincerely,

(Name of Covered Person)

Appendix 4

CERTIFICATE FOR MANAGED ACCOUNTS

To: [Barrett CCO]

Pursuant to Section IV.B of the Barrett Associates, Inc. Policies and Procedures on Personal Trading Activities (the “Personal Trading Policy”), I hereby certify as follows:

(1) The following securities accounts in which I have a Beneficial Interest are Managed Accounts, as such term is defined in Section V of the Personal Trading Policy:

Account Name                               Account Number                                Firm

_______________________________________________________________________________________

_______________________________________________________________________________________

(2) I do not have or exercise any investment discretion over the investments held in the Accounts. In particular, I have no knowledge of, and am neither consulted nor advised of, any trades on my behalf in the Accounts before they are executed.

(3) I acknowledge that I will be required to disclose all Managed Accounts in which I have a Beneficial Interest to you annually, and to make statements for the Managed Accounts available for review upon your request.

(4) I agree that complete submission of this certification shall be binding upon me.

(5) I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.

(6) To verify the information contained in this certification, I authorize the Barrett CCO to contact the manager of my accounts, whose name, title and contact information are as follows:

Manager Name:_______________________________

Firm:________________________________________

Telephone Number:____________________________

E-mail:_______________________________________

By,

Name: ________________________
          [BENEFICIAL OWNER]

Appendix 5

CERTIFICATE FOR MUTUAL FUNDS-ONLY ACCOUNTS

To: [Barrett CCO]

Pursuant to Section IV.B of the Barrett Associates, Inc. Policies and Procedures on Personal Trading Activities (the “Personal Trading Policy”):

1.	I hereby certify that the following securities accounts are Mutual Funds-Only Accounts, as such term is defined in Section V of the Personal Trading Policy:

Account Name               Account Number                    Firm Name

__________________________________________________________

__________________________________________________________

__________________________________________________________

2.	I acknowledge that I will be required to disclose all Mutual Fund-Only Accounts in which I have a Beneficial Interest to you annually, and to make statements for the Mutual Fund-Only Accounts available for review upon your request.

3.	I agree that complete submission of this certification shall be binding upon me.

4.	I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.

By, Name: ____________________________ [BENEFICIAL OWNER]

Exhibit B

BARRETT ASSOCIATES, INC.

INFORMATIONAL BARRIERS POLICY

I. Purpose of these Policies and Procedures

     The Securities and Exchange Commission requires reports to be filed by persons who “beneficially own” more than 5% of any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934. Generally, ownership must be aggregated among entities under common control for reporting purposes.

     In January 1998, the SEC provided guidance on when beneficial ownership need not be attributed to parent companies nor aggregated among entities under common control for purposes of complying with the SEC’s ownership reporting requirements. The SEC stated that attribution of beneficial ownership to a parent company and aggregation of beneficial ownership among commonly controlled entities may not be required in circumstances where the organizational structure of the parent and related entities are such that the voting and investment powers over the subject securities are exercised independently.

     Barrett Associates, Inc. (“Adviser”), a subsidiary of Legg Mason, Inc. (“Legg Mason”), independently and exclusively maintains and exercises authority to vote, acquire, and dispose of securities for its discretionary investment management clients, unless otherwise required by rule, regulation or law. In exercising this authority, the Adviser does not consult or enter into agreements with officers, directors, or employees of Legg Mason or any of its investment adviser subsidiaries (collectively, “Advisers”), regarding the voting, acquisition, or disposition of any securities owned by its investment management clients, and intends to continue to conduct its business in a similar manner.

     The Adviser has adopted the following policies and procedures to ensure that it independently and exclusively maintains and exercises authority to vote, acquire, and dispose of securities for its discretionary investment management clients.

II. Policy

     It is the policy of the Adviser that it: (a) has exclusive authority to make voting and investment decisions with respect to securities held by its investment management clients; (b) makes all voting and investment decisions independently and without the participation of officers, directors, or employees of Legg Mason or its Advisers; and (c) does not attempt to influence the voting and investment decisions to be made with respect to securities held by clients of other Advisers.

III. Voting and Investment Independence

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     The Adviser will exclusively maintain and exercise the authority to vote, acquire, and dispose of securities for its investment management clients, and will make all voting and investment decisions independently and without the participation of officers, directors, or employees of Legg Mason or its Advisers. The Adviser has adopted the following informational barriers to assist the Adviser with maintaining its voting and investment independence:

(a)	employees of the Adviser will not provide services for other Advisers;

(b)	the Adviser will ensure that access to non-public data stored on its computer networks and systems related to its client holdings or investment operations (including investment strategy, decisions, trading and proxy voting activities) is not accessible by employees of other Advisers and that the Adviser’s employees do not have access to non-public data related to the client holdings or investment operations of other Advisers; and

(c)	the Adviser will not permit employees of other Advisers to serve as members of the Adviser’s investment or proxy voting committees, nor will it permit its employees to serve as members of another Adviser’s investment or proxy voting committees.

IV. No Influence

     The Adviser will not consult or enter into agreements with officers, directors or employees of Legg Mason or its Advisers, regarding the voting, acquisition, or disposition of any securities owned by investment management clients. The Adviser has adopted the following informational barriers to assist the Adviser with not engaging in any concerted activities with Legg Mason or any other Adviser:

(a)	the Adviser’s employees will refrain from communicating the Adviser’s investment intent, or voting intent with respect to securities held by the Adviser’s clients, during communications with employees of other Advisers;

(b)	the Adviser’s traders will not coordinate orders for the Adviser’s clients with trades for clients of other Advisers;

(c)	the Adviser will not discuss its non-public client holdings or proxy votes with employees of other Advisers, nor will the Adviser request such data from other Advisers; and

(d)	the Adviser will maintain office space that is separate from other Advisers.

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V. Permitted Sharing of Information

     The informational barriers are not intended to prevent the free flow of publicly available information, nor are they intended to prevent the Adviser from discussing its general investment philosophy with employees of other Advisers.

     The Adviser may disclose its client holdings to personnel employed by another Adviser only if (i) the Adviser’s Chief Compliance Officer (“CCO”) has approved the delivery of such information, or (ii) the information is already publicly available.

     The Adviser may disclose its proxy voting record to personnel employed by other Advisers only if the proxy voting record is limited to information regarding proxy votes that have been certified and (i) the Adviser’s CCO has approved the delivery of such information, or (ii) the information is already publicly available.

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VI. Administration

     The Adviser’s CCO will administer the maintenance of informational barriers. The CCO will provide a copy of this Policy to all employees on an annual basis.

     The Adviser’s CCO will notify the Legal and Compliance Department prior to entering into any new business arrangement in which the Adviser agrees to share information, share employees, share office space or otherwise cooperate with another Adviser with regard to voting or investment decisions.

VII. Assessment

     The Adviser will review its informational barriers policy periodically as part of the Adviser's review of its compliance program. The Adviser’s informational barriers policy will also be assessed periodically by the Asset Management Examination group of the Legg Mason Legal and Compliance Department.

VIII. Exceptions to the Policies and Procedures

     All exceptions to the policies and procedures must be approved by the Adviser’s Chief Investment Officer (or designee) and the CCO (or designee). The Adviser shall consult with the Legg Mason Legal and Compliance Department prior to approval to evaluate the potential impact of any exceptions to the policies and procedures.

     Any such exceptions, and the circumstances and conditions that apply to such exceptions, will be documented in writing.

IX.	Recordkeeping

The Adviser will maintain:

	(a)	all records necessary to establish that the Adviser remains in compliance with these policies and procedures; and

	(b)	records of each exception granted to the policies and procedures.

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Exhibit C

BARRETT ASSOCIATES, INC. POLICIES AND PROCEDURES ON GIFTS AND BUSINESS ENTERTAINMENT

It is the policy of Barrett Associates, Inc. that all Covered Persons shall not give or receive gift or business entertainment that would be inconsistent with the Standards of Business Conduct set forth in Section I.B of Barrett’s Code of Ethics. Consistent with this governing principle, all Covered Persons are subject to and shall abide by the following policies and procedures (the “Gifts and Entertainment Policy”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Barrett Code of Ethics.

1.	Scope. For purposes of this Gifts and Entertainment Policy, the terms “gifts” and “business entertainment” are intended to be construed broadly and include accepting anything of value, including meals, lodging, travel, cash, security, merchandise, loans and expense reimbursements, except to the extent specifically excluded below. Note that these terms include anything of value provided directly or indirectly, e.g., anything provided to a Covered Person on behalf of the third party from whatever source.

	a.	For an item to be considered “business entertainment,” the vendor must be present at the event/meal and there must be an opportunity to discuss matters relating to Barrett’s business. For example, if a Covered Person receives theater tickets from a vendor, the tickets are “business entertainment” only if the vendor attends the event and there is an opportunity to discuss business matters. If not, the tickets should be treated as a “gift” for purposes of this Gifts and Entertainment Policy and subject to the limitations set forth below.

	b.	The following items are not considered to be “gifts” or “business entertainment” for purposes of this Gifts and Entertainment Policy:

		(i)	Usual and customary promotional items (e.g., T shirts, caps, or pens marked with the vendor’s logo);

		(ii)	Items of nominal value (i.e., $25 or less);

		(iii)	Food items consumed on Barrett’s premises (e.g., popcorn, cookies); or

		(iv)	Usual and customary gifts given to or by Covered Persons based on a personal relationship (e.g., the vendor and Covered Person have a family relationship).

	c.	All questions regarding interpretation of this Gifts and Entertainment Policy shall be referred to the Barrett CCO, who shall be responsible for resolving interpretations under Policy and communicating such matters to Covered Persons as necessary.

2.	Policies and Procedures. Covered Persons are permitted to give and accept gifts and business entertainment only in compliance with the policies and procedures set forth below.

	a.	Accepting Gifts and Business Entertainment. Covered Persons may give or accept gifts from clients or vendors provided that the fair market value of all gifts

C-1

given or received from the client or vendor, as the case may be, during a calendar year is equal to or less than $100. Covered Persons may not give or accept a gift with a fair market value in excess of that amount without the prior written approval of the Barrett CCO.

(i)	Covered Persons may give or accept business entertainment that is reasonable under the circumstances and not excessive in either amount or frequency.

(ii)	Covered Persons should use reasonable judgment in estimating the value of any gifts given or received. Any questions about the fair market value of a gift should be referred to the Barrett CCO.

b.	Cash and Cash Equivalents. Covered Persons may not accept a gift of cash or a cash-equivalent (e.g., a gift certificate) in any amount.

c.	Solicitation of Gifts. Under no circumstances may Covered Persons solicit a gift from a client or vendor.

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Exhibit D

BARRETT ASSOCIATES, INC. POLICIES AND PROCEDURES RE: INSIDE INFORMATION & INSIDER TRADING

Federal and state securities laws prohibit both Barrett and all Covered Persons from engaging in securities transactions for themselves or for others based on “inside information.” These laws also prohibit Covered Persons from disseminating inside information to others who may use that knowledge to trade securities (so-called “tipping”). These prohibitions apply to all Covered Persons and extend to activities within and outside of their duties at the firm.

1.	What Constitutes Insider Trading

	a.	"Inside information" is defined as material nonpublic information about an issuer or security. Such information typically originates from an "insider" of the issuer, such as an officer, director, or controlling shareholder.[2] However, insider-trading prohibitions also extend to trading while in possession of certain "market information." "Market information" is material nonpublic information which affects the market for an issuer's securities but which comes from sources outside the issuer. A typical example of market information is knowledge of an impending tender offer.

	b.	In order to assess whether a particular situation runs afoul of the prohibition against insider trading, keep in mind the following:

		i.	Information is deemed "material" if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company’s securities. Among the types of information that should be deemed to be material is information relating to:

			(a)	Increases or decreases in dividends;

			(b)	Declarations of stock splits and stock dividends;

			(c)	Financial announcements including periodic results and forecasts, especially earnings releases and estimates of earnings;

			(d)	Changes in previously disclosed financial information;

			(e)	Mergers, acquisitions or takeovers;

			(f)	Proposed issuances of new securities;

			(g)	Significant changes in operations;

			(h)	Significant increases or declines in backlog orders or the award or loss of a significant contract;

_____________________________________

2 Certain outsiders who work for the corporation (such as investment bankers, lawyers or accountants) also can be deemed to be "insiders" under some circumstances

D-1

	(i)	Significant new products to be introduced or significant discoveries of oil and gas, minerals or the like;

	(j)	Extraordinary borrowings;

	(k)	Major litigation (civil or criminal);

	(l)	Financial liquidity problems;

	(m)	Significant changes in management;

	(n)	The purchase of sale of substantial assets; and

	(o)	Significant regulatory actions.

ii	“Material” information may also relate to the market for a company’s securities. Information about significant trades to be effected for Barrett’s client accounts and sub-advised mutual funds, which in some contexts may be deemed as material inside information. This knowledge can be used to take advantage of price movements in the market that may be caused by the firm’s buying or selling of specific securities for its clients.

iii.	Information is considered "nonpublic" if it has not been released through appropriate public media in such a way as to achieve a broad dissemination to the investing public generally, without favoring any special person or group. Unfortunately, the question of publicity is very fact-specific; there are no hard and fast rules.

	(a)	In the past, information has been deemed to be publicly disclosed if it was given to the Dow Jones Broad Tape, Reuters Financial Report, the Associated Press, United Press International, or one or more newspapers of general circulation in the New York City area.

	(b)	On the other hand, public dissemination is not accomplished by disclosure to a select group of analysts, broker-dealers and market makers; or via a telephone call-in service for investors. Note that there also is authority that disclosure to Standard and Poor's and Moody's alone may not suffice.

iv.	The selective disclosure of material nonpublic information by corporate insiders may lead to violations by an outsider (Barrett, for example) of §10 (b) of the Securities Exchange Act of 1934 and Rule 10 (b) 5) under the following conditions:

	(a)	the insider intentionally breached a duty of confidentiality owed to the issuer's shareholders;

	(b)	the insider received some personal benefit from this breach, either by way of pecuniary gain or a reputation benefit that could translate into future earnings;

	(c)	the outsider knew or should have known that the insider breached a duty by disclosing the information; and

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	(d)	the outsider acts with scienter -- i.e., a mental state showing intent to deceive, manipulate or defraud.

v.	An outsider might also run afoul of the prohibition against insider trading under a "misappropriation" theory. This theory applies to those who trade on information they have taken in breach of some fiduciary duty, even though that may not be a duty to the issuer's shareholders. An example of this would be a newspaper reporter who misappropriates information he has received in the course of his job writing articles for his employer, and then trades before that information becomes public. Another example would be an employee of an investment adviser who trades while in possession of material, nonpublic information he learns in the course of his advisory duties.

2.	Penalties for Insider Trading.

	a.	Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

		i.	Civil injunctions;

		ii.	Disgorgement of profits;

		iii.	Jail sentences;

		iv.	Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited and;

		v.	Fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

	b.	In addition to penalties provided by law, any violation of the Firm's policies and procedures on insider trading can be expected to result in serious sanctions by the Company, including, without limitation, dismissal of the individuals involved.

3.	Guidelines for Barrett Employees

In order to prevent even inadvertent violations of the ban on insider trading, all Covered Persons must adhere to the following guidelines:

a.	All information about Barrett’s clients, including but not limited to the value of accounts; securities bought, sold or held; current or proposed business plans; acquisition targets; confidential financial reports or projections; borrowings, etc. must be held in strictest confidence.

b.	When obtaining material information about an issuer from insiders of the particular company, determine whether the information you learn has already been disseminated through “public” channels.

c.	In discussions with securities analysts, it also may be appropriate to determine whether the information the analyst provides has been publicly disseminated.

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d.	If any employee determines that he or she has learned material, nonpublic inside or market information, notify Barrett’s CCO immediately and refrain from disclosing this information to anyone else, unless specifically advised to the contrary. In this case, neither Barrett nor its employees may effect transactions in the securities of the subject issuer, either for themselves or for any client, until such information has been publicly disseminated.

e.	The following measures will be taken if necessary:

	i.	Place the company on a “Watch List” and restrict the flow of non-public information to allow Barrett’s investment personnel and traders, who do not come into possession of the information, to continue their ordinary investment activities. (This list is highly confidential and may not be disseminated to anyone outside of [Barrett’s Compliance Department].)

	ii.	Place the company on a “Restricted List” in order to prohibit trading in any security of the company, except non-solicited trades after specific approval by Barrett’s CCO. (This list is highly confidential and may only be disseminated to certain individuals that Barrett deems appropriate.)

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Exhibit E

     ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS, PERSONAL HOLDINGS REPORT AND ANNUAL CERTIFICATION

Please specify:       ☐ InitialReport                  or                            ☐ Annual Renewal
                        (New Covered Person)                          (You were  (previously a Covered Person)

1. Acknowledgement

I acknowledge that I have received the Barrett Associates, Inc. Code of Ethics, effective ________, 2007, and I represent that:

a. I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to the Code.

b. I agree that in case of a violation, I may be subject to various possible sanctions as determined by the Barrett Management Committee. Possible sanctions include verbal and written warnings, fines, trading suspensions, reversal of trades by which I agree to disgorge and forfeit any profits or absorb any loss on prohibited transactions, termination of employment, civil referral to the Securities and Exchange Commission, and criminal referral in accordance with the requirements of the Code.

c. I will comply with the Code of Ethics in all other respects.

2. Personal Holdings Report

The following is a list of all Securities Accounts and Securities in which I have a Beneficial Interest, and such information is current as of a date no more than 45 days prior to the date hereof.

a.	Securities Accounts and Retirement Accounts.

	(i)	Provide the information requested below for each securities account or retirement account, in which you have Beneficial Interest, with an approved financial intermediary or retirement plan sponsor. Indicate “N/A” or “None” if appropriate.

	(ii)	You also agree that you have made arrangements for the Barrett CCO to receive, directly from the applicable financial intermediary, duplicate copies of each confirmation and periodic statement issued by such financial intermediary in respect of such Securities or Retirement Account.

NAME OF BROKER DEALER or RETIREMENT PLAN	ACCOUNT TITLE acct holder's name and (acct type)	RELATIONSHIP if acct holder is not the Covered Person	ACCOUNT NUMBER

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b.	Mutual Fund Only Accounts, Managed Accounts and Dividend Reinvestment Plans.

	(i)	Provide the information requested below for each Mutual Fund Only Account, Managed Account or Dividend Reinvestment Plan in which you have a Beneficial Interest. Indicate “N/A” or “None” if appropriate.

	(ii)	If you have not delivered a completed “Certificate for Managed Accounts” or “Certificate for Mutual Fund Only Accounts,” as the case may be, for each such account identified below, please attach a completed certificate and contact Compliance immediately.

	(iii)	If you have delivered a completed Certificate, please note that by submitting this Annual Certification you are reaffirming that the representations given by you in such Certificate remain true and complete in all material respects.

c. Other Securities

(i)	If you have Beneficial Interests in any Securities that are not listed above (e.g., physical stock certificates or private equity investments), list them below. Indicate “N/A” or “None” if appropriate.

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E-4

3. Gifts and Business Entertainment (annual renewals only)

The following is a list of all “gifts” that I received from vendors since the date of my last certification under the Barrett Code of Ethics:

Date	Name of Vendor	Nature of Gift	Fair Market Value
		TOTAL:

4. Outside Business Activities

The following is all outside business activities that I am engaged in (including any publicly held companies on which I serve as a member of the board of directors. Indicate “N/A” or “None” if appropriate.

E-5

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6.	Certification

	a.	[Annual Renewals Only] I hereby certify that since the date of the last Acknowledgement, Personal Holdings Report and Annual Certification executed by me in accordance with the requirements of the Code, I have fully complied with all applicable requirements of the Code. In particular, in connection with each Securities Transaction that I have engaged in since such date, I hereby certify that:

		i.	I did not engage in any personal securities transactions that would have violated the standards of business conduct set forth in the Code. In particular, I have complied in all material respects with the Barrett Policies and Procedures on Personal Securities Transactions.

		ii.	I did not reveal any information relating to the investment intentions, activities or portfolios of Barrett’s clients, except to persons whose responsibilities required knowledge of the information. In particular, I have complied in all material respects with the requirements of the Barrett Information Barriers Policy.

		iii.	I did not give or accept any gifts and business entertainment that might have (i) presented a conflict of interest or the appearance of a conflict of interest with Barrett’s clients, or (ii) otherwise have interfered with my ability to make decisions in the best interests of the firm’s clients. In particular, I have complied in all material respects with the Barrett Policies and Procedures on Gifts and Entertainment.

		iv.	I have not engaged in any outside business activities or served on the board of directors of a publicly-held company without the prior written authorization by the Barrett CCO.

		v.	I have not traded in any Security (or Equivalent Instrument) at a time when I was in possession of material nonpublic information regarding the Security or the issuer of the Security. In particular, I have complied in all material respects with the provisions of the Barrett Policies and Procedures on Insider Trading and Chinese Wall Procedures.

		vi.	I have not made any political contributions for the purpose of obtaining or retaining Barrett or its affiliates as investment advisers. In particular, I have not made any political contributions to any person who may influence the selection or retention of an investment adviser by a government entity.

		vii.	I have not caused or attempted to cause any client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to me. I have disclosed any situation where I was in a position to benefit materially from an investment decision on behalf of a Barrett client to the Barrett CCO and the person with authority to make the investment decision on behalf of the client.

	b.	I further certify that the information on this form is accurate and complete in all material respects.

____________________________________________________________________________________________________________ Covered Person’s Name

_______________________________________________ _______________________ Covered Person’s Signature Date

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